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EXHIBIT 10.01


                         SILICON VALLEY RESEARCH, INC.
                   AMENDED 1990 DIRECTORS' STOCK OPTION PLAN
                  AS AMENDED BY THE BOARD THROUGH JUNE 6, 1997


1.       PURPOSE.

         The Silvar-Lisco 1990 Directors' Stock Option Plan was initially established effective May 14, 1990 (the "Initial Plan"), and is hereby amended and restated in its entirety as the Silicon Valley Research, Inc. Amended 1990 Directors' Stock Option Plan (the "Plan") effective as of January 23, 1995 (the "Effective Date"). The purpose of the Plan is to create additional incentive for the non-employee directors of Silicon Valley Research, Inc., a California corporation, and any successor corporation thereto (collectively referred to as the "Company") to promote the financial success and progress of the Company and any present or future Parent and/or Subsidiary of the Company.

2.       TYPES OF OPTIONS AND SHARES.

         Options granted under this Plan (the "Options") shall be nonqualified stock options; that is, options which are not treated as incentive stock options within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The shares of stock that may be purchased upon exercise of Options granted under this Plan are shares of the common stock of the Company ("Shares").

3.       NUMBER OF SHARES.

         The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 225,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

4.       ADMINISTRATION.

         The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Board shall have no authority, discretion, or power to select the non-employee directors of the Company who will receive options under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted under option or the time at which such options are to be granted, to establish the duration of option grants, or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

5.       ELIGIBILITY.

         Options shall be granted only to a person, who, at the time of grant, is an Investor Director or an Outside Director, as defined in Section 15 (an "Optionee").







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6.       TERMS AND CONDITIONS OF OPTIONS.

         Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of stock covered thereby, in substantially the form attached hereto as Exhibit A (the "Option Agreement"), which written agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

         (a) Automatic Grant of Options. Subject to execution by an Optionee of an appropriate Option Agreement, Options shall be granted automatically and without further action of the Board, as follows:

             (i) On the Effective Date, each person currently serving as an Outside Director shall be granted an Option to purchase Fifteen Thousand (15,000) Shares, less the number of Shares subject to Options granted to such Outside Director pursuant to the Initial Plan.

             (ii) Each Investor Director who is newly elected or appointed to the Board after the Effective Date shall be granted, on the day immediately following such initial election or appointment, an Option to purchase Ten Thousand (10,000) Shares.

             (iii) Each Outside Director who is newly elected or appointed to the Board after the Effective Date and prior to the date of the Annual Meeting of the Company's shareholders held in 1996 (the "1996 Annual Meeting Date") shall be granted, on the day immediately following such initial election or appointment, an Option to purchase Fifteen Thousand (15,000) Shares.

             (iv) On the 1996 Annual Meeting Date, each Outside Director then holding office who received a grant pursuant to Section 6(a)(i) or 6(a)(iii) prior to such date shall be granted an Option to purchase Five Thousand (5,000) Shares.

             (v) Each Outside Director who is newly elected or appointed to the Board on or after the 1996 Annual Meeting Date shall be granted, on the day immediately following such initial election or appointment, an Option to purchase Twenty Thousand (20,000) Shares.

             (vi) On April 1, 1995 and each anniversary thereof, each Investor Director shall be granted an Option to purchase One Thousand (1,000) Shares.

             (vii) On April 1, 1995 and each anniversary thereof which occurs prior to the 1996 Annual Meeting Date, each Outside Director shall be granted an Option to purchase One Thousand Five Hundred (1,500) Shares.

             (viii) On the 1996 Annual Meeting Date, each Outside Director then holding office who received a grant pursuant to Section 6(a)(vii) prior to such date shall be granted an Option to purchase One Thousand Five Hundred (1,500) Shares.

             (ix) On April 1, 1997 and each anniversary thereof, each Outside Director shall be granted an Option to purchase Three Thousand (3,000) Shares.

             (x) On February 11, 1997, each Outside Director serving as a member of the Audit Committee of the Board shall be granted an Option to purchase Ten Thousand (10,000) Shares, less the number of Shares subject to any other options granted to such Outside Director on such date. Shares subject to Options granted pursuant to this Section 6(a)(x) shall be fully vested on and after the date of grant, and the term of an Option granted pursuant to this Section 6(a)(x) shall not be affected by the Outside Director's termination of service.

             (xi) Notwithstanding the foregoing, any Optionee may elect not to receive an Option granted pursuant to this Section 6(a) by delivering written notice of such election to the Board no later than six (6) months prior to the date upon which such Option would otherwise be granted.

             (xii) Notwithstanding any other provision of the Plan to the contrary, no Option shall be granted to any individual on a day when he or she is no longer serving as an Investor Director or an Outside Director.





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         (b) EXERCISE PRICE. The exercise price per Share subject to an Option shall be the Fair Market Value of a Share on the date the Option is granted.

         (c) PAYMENT.

             (i) FORMS OF PAYMENT AUTHORIZED. Except as otherwise provided below, payment of the aggregate exercise price for the number of Shares being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of whole Shares owned by the Optionee having a Fair Market Value not less than the aggregate exercise price, (iii) by the assignment in a form acceptable to the Company of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Same-Day Sale"), or (iv) by any combination thereof.

             (ii) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of Shares to the extent such tender of stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of Shares unless such Shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

             (iii) SAME-DAY SALE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Same-Day Sale.

         (d) WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any applicable foreign, federal or state withholding obligations of the Company.

7.       AUTHORITY TO VARY TERMS.

         Subject to the limitations set forth in Section 4, the Board shall have the authority from time to time to vary the terms of the Option Agreement either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested Shares acquired by the Optionee on exercise of an Option in the event such Optionee's service as a director of the Company is terminated for any reason.

8.       NON-TRANSFERABILITY OF OPTIONS.

         During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

9.       ADJUSTMENT OF OPTION SHARES.

         In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan, the number of shares to be granted to Optionees pursuant to Section 6 and the number of Shares subject to outstanding Options and the exercise price per share of such options shall be proportionately adjusted; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.





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10.      NO OBLIGATION TO RETAIN.

         Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue as a director of the Company.

11.      EFFECT OF A TRANSFER OF CONTROL ON OPTIONS.

         In the event of a Transfer of Control, as defined in Section 15, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control, and the Company shall provide each Optionee holding an outstanding Option with at least ten (10) days advance written notice of the pending Transfer of Control prior to the consummation thereof. In addition, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to either assume the Company's rights and obligations under outstanding Options or substitute substantially equivalent options for the Acquiring Corporation's stock for outstanding Options. The exercise or vesting of any Option that was permissible solely by reason of this Section 11 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. If the corporation the stock of which is subject to the outstanding Options immediately prior to a Transfer of Control described in Section 15(f)(i) is the surviving or continuing corporation, the outstanding Options shall be deemed to have been assumed by the Acquiring Corporation for purposes of this Section 11.

12.      AMENDMENT OR TERMINATION OF PLAN.

         The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the shareholders of the Company, there shall be (a) no increase in the total number of Shares covered by the Plan (except by operation of the provisions of Section 9 above), and (b) no expansion in the class of persons eligible to receive Options; and provided, further, that the provisions of the Plan addressing eligibility to participate in the Plan and the amount, price and timing of grants of Options shall not be amended more than once every six
(6) months, other than to comport to changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
In addition to the foregoing, the approval of the Company's shareholders shall be sought for any amendment to the Plan for which the Board deems shareholder approval necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In any case, no amendment of this Plan may adversely affect any then outstanding Option or any unexercised portion thereof without the written consent of the Optionee, unless such amendment or termination is necessary to comply with any applicable law or government regulation.

13.      TERM OF PLAN.

         Options may be granted pursuant to this Plan from time to time within a period of ten years from May 14, 1990.

14.      CONTINUATION OF INITIAL PLAN AS TO OUTSTANDING OPTIONS.

         Any other provision of the Plan to the contrary notwithstanding, the terms of the Initial Plan shall remain in effect and apply to all Options granted pursuant to the Initial Plan.

15.      CERTAIN DEFINITIONS.

         As used in this Plan, the following terms shall have the following meanings:

         (a) "Fair Market Value" means the fair market value of the Shares as determined by the Board in good faith; provided, however, that where there is a public market for the Company's Common Stock, the Fair Market Value per Share shall be the average of the last reported bid and









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asked price of the Company's Common Stock on the last trading day prior to the date of grant, as reported in the Wall Street Journal (or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) system) or, in the event the Company's Common Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the last trading day prior to the date of grant of the Option, as reported in the Wall Street Journal.

         (b) "Investor Director" means a director of the Company who (i) owns 1% or more of the total combined voting power of all classes of stock of the Company, and (ii) is not an employee of the Company or any Parent or Subsidiary.

         (c) "Outside Director" means a director of the Company who is neither (i) an employee of the Company or any Parent or Subsidiary, nor (ii) an Investor Director.

         (d) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (e) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (f) "Transfer of Control" means any of the following which occurs with respect to the Company:

                  (i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

                  (ii) a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

                  (iii) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one or more corporations where the shareholders of the Company before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred); or

                  (iv)     a liquidation or dissolution of the Company.










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